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                                  EXHIBIT 10.3

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated November 12, 2004, is by and between Cincinnati Financial Corporation, an Ohio corporation ("Cincinnati Financial"), and Robert C. Schiff, Trustee, Robert C. Schiff Revocable Trust originally dated November 21, 2001 (the "Trust").

      WHEREAS, the Trust currently owns and desires to sell 1,000,000 shares (the "Stock") of Cincinnati Financial's common stock, par value $2.00 per share (the "Common Stock"); and

      WHEREAS, the Trust desires to sell to Cincinnati Financial and Cincinnati Financial desires to purchase from the Trust the Stock upon the terms and conditions hereinafter provided.

      NOW, THEREFORE, in consideration of the foregoing, in reliance upon representations and warranties contained herein, and subject to the conditions contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF SHARES

      Section 1.1 Purchase and Sale of Common Stock. Subject to the terms and conditions set forth in this Agreement, the Trust hereby agrees to sell, transfer, convey and assign to Cincinnati Financial, and Cincinnati Financial hereby agrees to purchase from the Trust, the Stock at a cash purchase price determined in accordance with Section 1.2 below.

      Section 1.2 Purchase Price. The aggregate purchase price (the "Purchase Price") which Cincinnati Financial shall pay to the Trust for the Stock on the Closing Date in accordance with Section 1.4 below, shall be equal to 99% of the product of (a) 1,000,000 multiplied by (b) the last reported sale price per share of the Common Stock on the Nasdaq National Market at the close of trading on November 12, 2004.

      Section 1.3 Closing. The closing of the purchase and sale of the Stock (the "Closing"), shall be at 10:00 a.m. Eastern Time at the offices of Cincinnati Financial, 6200 S. Gilmore Road, Fairfield, Ohio 45014-5141 on the 15th day of November, 2004 (the "Closing Date"); provided, that the conditions set forth in Article 3 of this Agreement have been satisfied or waived; and provided, further, that the Closing may occur on such other date or at such other time or place as the parties may mutually agree in writing.

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      Section 1.4 Closing Deliveries. At the Closing, the Trust shall deliver to
Cincinnati Financial one or more stock certificates representing the Stock, duly endorsed for transfer or accompanied by stock powers duly executed in blank; and Cincinnati Financial shall pay to the Trust the Purchase Price by direct deposit of the Purchase Price directly into one or more accounts designated by the Trust in writing to Cincinnati Financial.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      Section 2.1 Representations of Cincinnati Financial. Cincinnati Financial hereby represents and warrants to the Trust as follows:

                  (a) Cincinnati Financial is a Ohio corporation validly subsisting and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

                  (b) Upon execution of this Agreement by Cincinnati Financial, this Agreement will be duly authorized, executed and delivered by Cincinnati Financial, and will constitute a valid and binding obligation of Cincinnati Financial, enforceable against Cincinnati Financial in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

                  (c) No authorization, consent or approval of or with any third person, any court, any public body or any regulatory or other authority is necessary for the consummation by Cincinnati Financial of the transactions contemplated by this Agreement, except for those which if not obtained would not materially adversely affect Cincinnati Financial's ability to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Cincinnati Financial will not constitute a breach, violation or default (or an event which, with notice or lapse of time or both, will constitute a default) under, or result in the termination or acceleration under, or result in a creation of any lien or encumbrance upon any of the properties or assets of Cincinnati Financial under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument as to which Cincinnati Financial is a party and by which its properties or assets are bound, except any of such which would not materially adversely affect Cincinnati Financial's ability to perform its obligations hereunder.

      Section 2.2 Representations of the Trust. The Trust hereby represents and warrants to Cincinnati Financial as follows:

                  (a) The Trust has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (b) The Trust has good and valid title to the Stock free and clear of any lien, claim, pledge, security interest or other encumbrance whatsoever.

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                  (c) Upon execution of this Agreement by the Trust, this
Agreement will have been duly and validly executed and delivered by the Trust, and will constitute a valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

                  (d) No authorization, consent or approval of or with any third person, any court, any public body or any authority is necessary for the consummation by the Trust of the transactions contemplated by this Agreement, except for those which if not obtained would not materially adversely affect the Trust's ability to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Trust will not constitute a breach, violation or default (or an event which, with notice or lapse of time or both, will constitute a default) under, or result in the termination of, accelerate the performance required by, result in the right of termination or acceleration under, or result in a creation of any lien or encumbrance upon any of the properties or assets of the Trust under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument as to which the Trust is a party and by which its properties or assets are bound, except for any of such which would not materially adversely affect the Trust's ability to perform his obligations hereunder.

                  (e) The Trust has entered into this Agreement, and the transactions contemplated by this Agreement, freely and without any pressure from Cincinnati Financial to sell the Stock to Cincinnati Financial.

                                  ARTICLE III

                               CONDITION PRECEDENT

            Cincinnati Financial's and the Trust's obligation to consummate the transactions contemplated by this Agreement are subject to the fulfillment on or prior to the Closing Date of the following condition, unless waived by Cincinnati Financial or the Trust, as applicable.

      Section 3.1 Injunction and Litigation. There shall be pending or in effect no injunction, writ, preliminary restraining order, statute, law, rule, regulation, executive order or any other order of any nature directing that the transactions contemplated by this Agreement not be consummated as herein provided or otherwise seeking to restrain or prohibit the transactions contemplated by this Agreement, or which have the effect of so restraining or prohibiting, and none of such shall be threatened, and there shall not be any suit, action, investigation, inquiry or other proceeding instituted, pending or threatened by any governmental entity challenging or seeking to make illegal or otherwise directly or indirectly restrain or prohibit or make materially more costly to Cincinnati Financial or the Trust the consummation of the transaction contemplated hereby or seeking to obtain material damages in connection with such transaction.

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      Section 3.2 Deliveries. The deliveries contemplated by Section 1.4 shall have been made.

                                   ARTICLE IV

                                  MISCELLANEOUS

      Section 4.1 Governing Law. This Agreement shall be construed under and governed by the laws of the State of Ohio, without regard to the conflicts of laws rules of such state.

      Section 4.2 Further Instruments and Actions. Each party agrees to deliver any further instruments and to take any further actions that may be responsibly requested by the other, or counsel to the other, in order to carry out the provisions and purposes of this Agreement.

      Section 4.3 Notices. All notices, requests or other communications to be given hereunder shall be in writing and shall be delivered personally, sent by registered or certified mail, postage prepaid, by overnight courier with written confirmation of delivery or by facsimile transmission with written confirmation of error-free transmission:

            If to Cincinnati Financial:

                  Cincinnati Financial Corporation
                  6200 S. Gilmore Road
                  Fairfield, Ohio 45014-5141
                  Attn:    Lisa A. Love, Esq.
                  Telephone No.:  (513) 870-2000
                  Facsimile No.:  (513) 870-2066

            With a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York  10019
                  Attn:    Jonathan L. Freedman, Esq.
                  Telephone No.:  (212) 259-8000
                  Facsimile No.:  (212) 259-6333

            If to the Trust:

                  c/o Taft, Stettinius & Hollister,
                  Suite 1800
                  425 Walnut Street
                  Cincinnati, Ohio 45202
                  Attn:   Susan E. Wheatley
                  Telephone No.:  (513) 357-9337

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                  Facsimile No.:   (513) 381-0205

      Section 4.4 Headings. The descriptive article and section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      Section 4.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the sale and transfer of the Stock, and there are no agreements, conditions or understandings, either oral or written, between Cincinnati Financial and the Trust relating to these matters other than those which are contained in this Agreement. This Agreement may be altered or amended only by a written agreement signed by both Cincinnati Financial and the Trust.

      Section 4.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                             CINCINNATI FINANCIAL
                                             CORPORATION

                                             By: Kenneth W. Stecher
                                                 -------------------------
                                                 Name: Kenneth W. Stecher
                                                 Title: Treasurer

                                             ROBERT C. SCHIFF, TRUSTEE,
                                             ROBERT C. SCHIFF REVOCABLE
                                             TRUST

                                             By: /s/ Robert C. Schiff
                                                 -------------------------
                                             Trustee: Robert C. Schiff

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